SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Scholastic Corporation (“the Company”) held its annual meeting of stockholders on September 18, 2019.

The final results of voting on each of the matters submitted to a vote of the security holders at the meeting are as follows:

Matters Voted Upon by Holders of Class A Stock

1.	Nominees for Election to Board of Directors

	For	Against	Withheld
Richard Robinson	1,656,200	0	0
Andrés Alonso	1,656,200	0	0
Mary Beech	1,656,200	0	0
Andrew S. Hedden	1,656,200	0	0
Peter Warwick	1,656,200	0	0
Margaret A. Williams	1,656,200	0	0
David J. Young	1,656,200	0	0

The shares of Class A Stock are not held through brokers and, accordingly, broker non-votes are not applicable.

Matters Voted Upon by Holders of Common Stock

1.	Nominees for Election to Board of Directors.

	For	Against	Withheld	Broker Non-Vote
James W. Barge	27,948,760	0	2,114,501	0
John L. Davies	27,708,128	0	2,355,133	0

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: September 19, 2019	By:	/s/ Kenneth J. Cleary
Kenneth J. Cleary
Chief Financial Officer